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                      Consent Of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91056) pertaining to the Employee Stock Purchase Plans of Granite Broadcasting Corporation and to the incorporation therein of our report dated January 24, 1997, with respect to the consolidated financial statements and the financial statement schedule of Granite Broadcasting Corporation included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                      Ernst & Young LLP



New York, New York
March 20, 1997